                                                                      EXHIBIT 11


                         PHYCOR, INC. AND SUBSIDIARIES

             Statement regarding computation of per share earnings

         Three months and nine months ended September 30, 1996 and 1995

                 (In thousands, except for earnings per share)




                                                             SIX MONTHS ENDED                 NINE MONTHS ENDED
                                                               SEPTEMBER 30,                     SEPTEMBER 30,
                                                           ---------------------             ---------------------
                                                           1996             1995             1996             1995
                                                           ----             ----             ----             ----
Earnings per common share:
   Net income                                            $ 9,073            6,115           25,182            14,908
                                                         =======           ======           ======            ======

   Earnings per share                                       $.15              .11              .42               .29
                                                         =======           ======           ======            ======

   Weighted average common
      shares outstanding                                  60,843           58,172           60,555            51,786
                                                         =======           ======           ======            ======

Earnings per common share, assuming full dilution:

   Net income                                            $ 9,073            6,115           25,182            14,908
                                                         =======           ======           ======            ======

   Earnings per share                                       $.15              .11              .42               .29
                                                         =======           ======           ======            ======

   Weighted average commonshares outstanding              67,380           58,886           66,325            52,959
                                                         =======           ======           ======            ======


Note: The convertible debentures were not included in the calculation of the fully diluted earnings per share since the effect of inclusion would be antidilutive.